UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011 (June 7, 2011)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska		68179
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 7, 2011, Union Pacific Railroad Company (UPRR), the principal operating subsidiary of Union Pacific Corporation (the Corporation), received a copy of a complaint filed in the U.S. District Court for the District of Columbia naming certain U.S. Class I Railroads, including UPRR, as defendants. Some of the allegations in the complaint are being addressed in the existing fuel surcharge litigation involving UPRR and other U.S. Class I Railroads, which the Corporation disclosed in previous filings with the U.S. Securities and Exchange Commission on Forms 10-K and 10-Q. The Complaint includes additional unrelated allegations regarding alleged limitations on competition for shipments by the customer filing the complaint. UPRR denies all of the allegations in the complaint and intends to vigorously defend its actions against these allegations. Therefore, the Corporation does not currently believe that these matters will have a material adverse effect on its results of operations, financial condition and liquidity. The Corporation is filing this current report solely due to its pending private debt exchange transaction, which expires on June 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2011

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel